Exhibit 99.1

Primis Financial Corp. Announces Receipt of Stay Extension

For immediate release

October 24, 2024

McLean, Virginia, October 24, 2024 –Primis Financial Corp. (NASDAQ: FRST) (“Primis” or the “Company”) today announced it received a notice from Nasdaq indicating that the temporary stay of delisting of the Company’s common stock has been extended pending a hearing before the Nasdaq Hearings Panel (the “Panel”) on December 3, 2024, and the issuance of a final Panel decision.

Previously, the Company disclosed that, on October 3, 2024, it received a notice (the “Delisting Notice”) from Nasdaq indicating that the Company’s common stock would be delisted due to noncompliance with Nasdaq Listing Rule 5250(c)(1), because the Company did not file its Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 (the “Q1 Form 10-Q”) and Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 (the “Q2 Form 10-Q,” and together with the Q1 Form 10-Q, the “Form 10-Qs”) before the expiration of the 180-day “exception period” that was previously granted by Nasdaq. Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all periodic reports with the Securities and Exchange Commission (the “SEC”). On October 8, 2024, the Company appealed Nasdaq’s determination in the Delisting Notice pursuant to the procedures set forth in the Listing Rules and requested a hearing (the “Hearing Request”) before the Panel. The Hearing Request had temporarily stayed any suspension or delisting action until October 24, 2024, and requested that the temporary stay be extended until the Panel issues a final decision on the matter.

The Company filed the Form 10-K on October 15, 2024 and is working diligently to file the Form 10-Qs as promptly as practicable.

About Primis Financial Corp.

As of September 30, 2024, Primis had $4.0 billion in total assets, $3.3 billion in total loans held for income and $3.3 billion in total deposits. Primis Bank provides a range of financial services to individuals and small- and medium-sized businesses through twenty-four full-service branches in Virginia and Maryland and provides services to customers through certain online and mobile applications.

Contacts:	Address :
Dennis J. Zember, Jr., President and CEO	Primis Financial Corp.
Matthew A. Switzer, EVP and CFO	1676 International Drive, Suite 900
Phone: (703) 893-7400	McLean, VA 22102

Primis Financial Corp., NASDAQ Symbol FRST

Website: www.primisbank.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, about the Company that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “intend,” “may,” “plan,” “should,” “will,” or the negative of these words or other similar terms or expressions. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a further material delay in the Company’s financial reporting, including as a result of unanticipated factors or factors that the Company currently believes will not cause delay that could cause further delay; the possibility that the ongoing review may identify additional errors or control deficiencies in the Company’s accounting practices; the risk that any restatements may subject us to unanticipated costs or regulatory penalties and could cause investors to lose confidence in the accuracy and completeness of our financial statements; the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting; the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, the Nasdaq Listing Rules, or experience violations of additional Listing Rules; the possibility that Nasdaq may deny the Company’s appeal and delist the Company’s securities; the preliminary nature of the financial information contained herein and the possibility that such results could materially change as they are finalized and audited; the risk of investigations or actions by governmental authorities or regulators and the consequences thereof, including the imposition of penalties; the risk that the Company may become subject to shareowner lawsuits or claims; risks related to our ability to implement and maintain effective internal control over financial reporting and/or disclosure controls and procedures in the future, which may adversely affect the accuracy and timeliness of our financial reporting; the inherent limitations in internal control over financial reporting and disclosure controls and procedures; the scope of any restatement or deficiencies, if any, in internal control over financial reporting and/or disclosure controls and procedures may be broader than we currently anticipate; remediation of any potential deficiencies with respect to the Company’s internal control over financial reporting and/or disclosure controls and procedures may be complex and time-consuming; and the impact of these matters on the Company’s performance and outlook and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company as of the date of this press release, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and its statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

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